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                                                                   EXHIBIT 5.1

                    [LETTERHEAD SHUMAKER, LOOP & KENDRICK]

                               December 9, 1996


Sun Hydraulics Incorporated
1500 West University Parkway
Sarasota, Florida  34243-2290

Attention:  Clyde G. Nixon, President

        Re:     SECURITIES AND EXCHANGE COMMISSION
                REGISTRATION STATEMENT ON FORM S-1
                2,300,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

Gentlemen:

                We are legal counsel to Sun Hydraulics Incorporated, a Delaware corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 (Registration No. 333-14183) with the Securities and Exchange Commission (the "SEC") pursuant to the requirememts of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration and sale by the Company of up to 2,300,000 shares (the "Shares") of the common stock, par value $.001 per share, of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

                Based upon the foregoing, it is in our opinion that the Shares, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

                The undersigned hereby consents to (i) filing this opinion as
Exhibit 5.1 to the Registration Statement and (ii) using

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Sun Hydraulics Incorporated
December 9, 1996
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its name in the Registration Statement under the following caption of the
Prospectus: "LEGAL MATTERS."

                                        Very truly yours,

                                        SHUMAKER, LOOP & KENDRICK

                                        /s/ Gregory C. Yadley